EXHIBIT 4.6

ABITIBI-CONSOLIDATED INC.

and

MONTREAL TRUST COMPANY

Trustee

INDENTURE

Dated as of April 6, 1998

Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of April 6, 1998,(1)

in accordance with Rule 4d-9 of the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
§310(a)(l)	6.9
§310(a)(2)	6.9
§316(b)	5.8

[1]	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS(2)

[2]	This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

Dollar Equivalent of the Currency Unit	5
Dollar Equivalent of the Foreign Currency	5
Dollars	6
$6
ECU	6
Election Date	6
Euroclear	6
European Communities	6
European Monetary System	6
Event of Default	6
Exchange Date	6
Exchange Rate Officers’ Certificate	6
Foreign Currency	6
Government Obligations	6
Holder	7
Indenture	7
Indexed Security	7
interest	7
Interest Payment Date	7
Lien	8
Market Exchange Rate	8
Maturity	8
Officers’ Certificate	8
Opinion of Counsel	9
Original Issue Discount Security	9
Outstanding	9
Paying Agent	10
Person	10
Permitted Liens	10
Place of Payment	11
Predecessor Security	11
Purchase Money Mortgage	11
Redemption Date	12
Redemption Price	12
Registered Security	12
Regular Record Date	12
Repayment Date	12
Repayment Price	12
Responsible Officer	12
Sale and Leaseback Transaction	12
Securities	13
Security Register	13

Security Registrar	13
series	13
Special Record Date	13
Specified Amount	13
Stated Maturity	13
Stock Exchange	13
Subsidiary	13
Trustee	13
Trust Indenture Act	14
TIA	14
Trust Indenture Legislation	14
United States	14
Valuation Date	14
Voting Stock	14
Wholly-Owned Subsidiary	14
Yield to Maturity	14
SECTION 1.2 Compliance Certificates and Opinions	14
SECTION 1.3 Form of Documents Delivered to Trustee	15
SECTION 1.4 Acts of Holders	16
SECTION 1.5 Notices, Etc., to Trustee and Company	18
SECTION 1.6 Notice to Holders; Waiver	18
SECTION 1.7 Conflict with Trust Indenture Legislation	19
SECTION 1.8 Effect of Headings and Table of Contents	19
SECTION 1.9 Successors and Assigns	20
SECTION 1.10 Separability Clause	20
SECTION 1.11 Benefits of Indenture	20
SECTION 1.12 Governing Law	20
SECTION 1.13 Non-Business Day	20
SECTION 1.14 Immunity of Incorporators, Stockholders, Officers and Directors	21
SECTION 1.15 Certain Matters Relating to Currencies	21
SECTION 1.16 Language of Notices, Etc	22
SECTION 1.17 Appointment of Agent for Service; Submission to Jurisdiction	22

ARTICLE II	23
SECURITY FORMS	23
SECTION 2.1 Forms of Securities	23
SECTION 2.2 Form of Trustee’s Certificate of Authentication	24
SECTION 2.3 Securities in Global Form	24

v

EXHIBIT B-1	Form of certificate to be given by person entitled to receive Bearer Security or to obtain interest payable prior to the Exchange Date

EXHIBIT B-2	Form of certificate to be given by Euroclear and CEDEL S.A. in connection with the exchange of a portion of a Temporary Global Security or to obtain interest payable prior to the Exchange Date

This is an INDENTURE dated as of April 6, 1998, between ABITIBI-CONSOLIDATED INC., a corporation duly organized and existing under the laws of Canada and having its principal place of business at 800 René-Lévesque Blvd. West, Suite 1800, in the City of Montreal, Province of Quebec, Canada H3B 1Y9 (hereinafter called the “Company”), and MONTREAL TRUST COMPANY, a corporation organized and existing under the laws of Canada and having a Corporate Trust Office at 1800 McGill College Avenue, 5th Floor, in the City of Montreal, Province of Quebec, Canada H3A 3K9, as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.

This Indenture is subject to the provisions of the Canada Business Corporations Act and the Business Corporations Act (Ontario), as amended, and the regulations thereunder and the Trust Indenture Act of 1939, as amended, but only to the extent applicable under Rule 4d-9 thereof, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.1 Definitions.

For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date or time of such computation; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article III and Article VI, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Affiliate” of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.

“Authenticating Agent” means any individual authorized to authenticate and deliver Securities in the name of the Trustee pursuant to Section 6.13.

“Authorized Newspaper” means a newspaper customarily published at least once a day for at least five days in each calendar week and of general circulation in Montreal, in New York City and in London and, so long as the Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in Luxembourg or, if it shall be impracticable in the opinion of the Trustee to make such publication, in another capital city in Western Europe. Such publication (which may be in different newspapers) is expected to be made in the National Edition of The Globe and Mail, in the Eastern Edition of The Wall Street Journal, in the London edition of the Financial Times and in the Luxemburger Wort.

“bankruptcy law” means, when used with respect to the Company, any United States federal or state or Canadian federal or provincial bankruptcy, insolvency, reorganization or other similar law.

“Bearer Security” means any Security, except a Registered Security.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors shall have duly delegated its authority, and delivered to the Trustee.

“Business Day”, when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close.

“CEDEL. S.A.” means Centrale de Livraison de Valeurs Mobiliéres, S.A., or its successor.

“Certificate of a Firm of Independent Chartered Accountants” means a certificate signed by any firm of independent chartered accountants of recognized standing selected by the

Company. The term “independent” when used with respect to any specified firm of chartered accountants means such a firm which (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter; trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Chartered Accountants shall be furnished to the Trustee, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Depository” has the meaning specified in Section 3.4.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” means, respectively, a written request or order signed in the name of the Company (1) by any two of the Chairman of the Board, the President or a Vice President, or (2) by any one of the foregoing officers and any one of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant or Deputy Secretary of the Company, or (3) by any two Persons designated in a Company Order previously delivered to the Trustee by any two of the foregoing officers, and delivered to the Trustee.

“Component Currency” has the meaning specified in Section 3.12(h).

“Consolidated Net Tangible Assets” means the total amount of assets of any Person on a consolidated basis, including deferred pension costs, after deducting therefrom (i) all current liabilities (excluding any indebtedness classified as a current liability), (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs and all other like intangible assets and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of such Subsidiaries, all as set forth in the most recent balance sheet of such Person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

“Conversion Date” has the meaning specified in Section 3.12(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of Montreal Trust Company, at the date of the execution of this Indenture, is located at 1800 McGill College Avenue, 5th Floor, Montreal, Quebec, Canada H3A 3K9.

“corporation” includes corporations, associations, companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency Determination Agent”, with respect to Securities of any series, means a New York Clearing House bank designated pursuant to Section 3.1 or Section 3.13 or the Canadian Imperial Bank of Commerce at its central foreign exchange desk in its main office in Toronto.

“Default” means any event which is, or after notice or passage of time or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depository” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depository by the Company pursuant to Section 3.1 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 3.12(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3.12(f).

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment which is legal tender for the payment of public and private debts.

“ECU” means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

“Election Date” has the meaning specified in Section 3.12(h).

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

“European Communities” means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

“European Monetary System” means the European Monetary System established by the resolution of December 5, 1979 of the Council of the European Communities.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Date” has the meaning specified in Section 3.4.

“Exchange Rate Officers’ Certificate” means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.2 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Treasurer, the Controller, any Vice President, any Assistant Treasurer or any Assistant Controller of the Company.

“Foreign Currency” means a currency issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.1, securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder”, when used with respect to any Security, means in the case of a Registered Security the Person in whose name a Security is registered in the Security Register, and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means any bearer thereof.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3.1, provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate, if any, prescribed in such Original Issue Discount Security.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Market Exchange Rate” means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.1 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either Montreal, New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Currency Determination Agent. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in Montreal, New York City, London, or other principal market for such currency or currency unit in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a non-resident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities. For purposes of this definition, a “non-resident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

“Maturity”, when used with respect to any Security, means the date on which the principal of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption or otherwise.

“Officers’ Certificate” means a certificate signed (1) by any two of the Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”), or (2) by any one of the foregoing officers and any one of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant or Deputy Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means, for purposes of Sections 4.1(a)(3), 11.8 and 14.4, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made;

(3) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee that any such Securities are held by bona fide holders in due course; and

(4) Securities, except to the extent provided in Sections 14.2 and 14.3, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XIV;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Permitted Liens” of any Person at any particular time means:

(i)	Liens existing on the date of this Indenture with respect to indebtedness incurred by such Person or predecessors of such Person having an aggregate principal amount outstanding of less than $5 million;

(ii)	Liens incidental to the conduct of the business of such Person or any Subsidiary of such Person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of such property or assets;

(iii)	any Lien (except on fixed assets and on shares of a Subsidiary of such Person) to secure any indebtedness issued, assumed or guaranteed by such Person or any Subsidiary of such Person which is payable upon demand or which matures by its terms less than twelve months from the date of issuance, assumption or guarantee;

(iv)	any Lien in favor of a governmental entity in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof;

(v)	Liens in favor of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person);

(vi)	Liens securing the Securities;

(vii)	Purchase Money Mortgages;

(viii)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided, however, that such Liens were not incurred in anticipation of such acquisition;

(ix)	Liens on property or assets of a corporation existing at the time such corporation becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or Subsidiary of such Person of all or substantially all of the properties and assets of a corporation;

(x)	Liens granted under any program for the securitization of accounts receivable of such Person;

(xi)	any Lien created by or relating to legal proceedings so long as such Lien is discharged, vacated or bonded within 30 days of attachment; and

(xii)	any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (xi) provided, however, that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon.

“Place of Payment”, when used with respect to the Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

“Purchase Money Mortgage” of any Person means any Lien created upon any property or assets of the Person to secure or securing the whole or any part of the purchase price of such property or assets or the whole or any part of the cost of constructing or installing fixed improvements thereon or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost of any vendor’s privilege or Lien on such property or assets securing all or any part of such purchase price or cost including title retention agreements and leases in the nature of title retention agreements.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Redemption Date.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3.1.

“Repayment Date”, when used with respect to any Security to be repaid in whole or in part, means the date fixed for such repayment pursuant to this Indenture.

“Repayment Price”, when used with respect to any Security to be repaid, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Repayment Date.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Securities” means securities evidencing unsecured indebtedness of the Company authenticated and delivered under this Indenture, provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 3.7.

“Specified Amount” has the meaning specified in Section 3.12(h).

“Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such instalment of interest as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

“Stock Exchange”, unless specified otherwise with respect to any particular series of Securities, means the Luxembourg Stock Exchange.

“Subsidiary” of any Person means a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries or such Person or by such Person and one or more Subsidiaries thereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.5.

“Trust Indenture Legislation” means, at any time, (i) the provisions of the Canada Business Corporations Act and the Business Corporations Act (Ontario), and regulations thereunder, as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof, and (iii) the provisions of the TIA and regulations thereunder, but only to the extent applicable under Rule 4d-9 under the TIA, in each case relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

“United States” means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

“Valuation Date” has the meaning specified in Section 3.12(c).

“Voting Stock” of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Yield to Maturity”, when used with respect to any Original Issue Discount Security, means the yield to maturity, if any, set forth on the face thereof.

SECTION 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate (other than statements provided pursuant to Section 10.4) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.6.

If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate of the Person holding such Bearer Securities, if such certificate is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee deem sufficient.

(f) In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an Original Issue Discount

Security or of an Indexed Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust - Trustee Administration, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 5.1(4)) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (2) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Bearer Securities who have filed their names and addresses with the Trustee for such purpose within the previous two years if in writing and mailed, first class postage prepaid, to each such Holder at his address as so filed not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, or to all other Holders of Bearer Securities if published in an Authorized Newspaper on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and the second such publication to be not later than the latest date, prescribed herein for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7 Conflict with Trust Indenture Legislation.

Each of the Company and the Trustee agrees to comply with the provisions of the Trust Indenture Legislation, to the extent applicable, in connection with this Indenture and any action to be taken hereunder. If any provision hereof limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Legislation, such mandatory requirement shall prevail.

SECTION 1.8 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10 Separability Clause.

In any case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities or in any coupons appertaining thereto, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law.

This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

To the extent applicable, this Indenture is subject to the provisions of the Trust Indenture Legislation that are required to be part of this Indenture and shall be governed by such provisions. Notwithstanding the foregoing, the exercise, performance or discharge by the Trustee of any of its rights, powers, duties or responsibilities under this Indenture shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 1.13 Non-Business Day.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repayment Date, or at the Stated Maturity, provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

SECTION 1.14 Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security or coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities and coupons of each series.

SECTION 1.15 Certain Matters Relating to Currencies.

Subject to Section 3.12, each reference to any currency or currency unit in any Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities and, in particular, whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies or currency units, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the noon spot rate of exchange quoted by the Currency Determination Agent and specified to the Trustee in an Officers’ Certificate for such Foreign Currency or currency unit into Dollars as of the date of such determination or the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee.

SECTION 1.16 Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.

SECTION 1.17 Appointment of Agent for Service; Submission to Jurisdiction.

By the execution and delivery of this Indenture, the Company appoints CT Corporation System at 1633 Broadway, in the City of New York, New York, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture, but for that purpose only, and agrees that service of process upon said CT Corporation System, directed to the attention of Corporate Trust Trustee Administration and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.5, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the City of New York in the State of New York. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding. Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation System or its successor in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action.

The Company agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Company is subject) by a suit upon such judgment, provided, however, that service of process is effected upon the Company in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Company does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Company to the extent not expressly waived in accordance with this Section 1.17.

Nothing in this Section shall affect the right of the Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Trustee or any Holder of any Security to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

By the execution and delivery of this Indenture, said CT Corporation System agrees to act as the authorized agent of the Company upon which process may be served in any such suit or proceeding and to send written notice of said service to the Company addressed as provided in Section 1.5.

ARTICLE II

SECURITY FORMS

SECTION 2.1 Forms of Securities.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons. If temporary Securities of any series are issued in global form as permitted by Section 3.4, the form thereof shall be established as provided in the preceding sentence.

Unless otherwise specified as contemplated by Section 3.1, Bearer Securities shall have interest coupons attached.

The definitive Securities and coupons, if any, shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution thereof. A form of Security is attached as Exhibit A hereto, but a Security may be in any form established pursuant to this Section 2.1.

SECTION 2.2 Form of Trustee’s Certificate of Authentication.

Subject to Sections 6.11 and 6.13, the Certificate of Authentication on all Securities shall be in substantially the following form:

“TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

Montreal Trust Company, as Trustee

By
Authorized Signatory”

SECTION 2.3 Securities in Global Form.

If any Security of a series is issuable in global form, as specified or contemplated by Section 3.1, then, notwithstanding Section 3.1(19), any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or Section 3.4. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.

The provisions of the last sentence of Section 3.3 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby.

Notwithstanding the provisions of Section 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.9 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL S.A.

ARTICLE III

THE SECURITIES

SECTION 3.1 Title, Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited.

The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution, and, except as otherwise provided herein, each such series shall be unsecured and shall rank pari passu with each other and with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. With respect to any particular, series of Securities, the Board Resolution relating thereto shall specify:

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5);

(3) the extent and manner, if any, to which payment on or in respect of Securities of that series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

(4) the percentage or percentages of principal amount at which Securities of that series shall be issued;

(5) the date or dates (or manner by which such date or dates will be determined or extended) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

(6) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion shall be determined;

(7) the rate or rates (whether fixed or variable) at which the Securities of that series shall bear interest (if any) (or the manner of calculation thereof) and the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Dates for the interest payable on any Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.7;

(8) the place or places where, subject to the provisions of Section 10.2, the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable, any Registered Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

(9) if other than Dollars, the currency or currency unit in which the Securities of that series are determined or in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of that series shall be made and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 3.12;

(10) whether Securities of that series are to be issuable as Registered Securities, Bearer Securities or both;

(11) any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the place or places where such exchanges may be made;

(12) whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depository for such global Security or Securities, whether such global form shall be permanent or temporary, if applicable, the Exchange Date, and whether beneficial owners of interests in any permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.5;

(13) the obligation, if any, of the Company to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(14) the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series may be redeemed or purchased, in whole or in part; at the option of the Company or otherwise;

(15) if the Securities of that series are to be repayable prior to Maturity at the option (which option may be conditional) of the Holder thereof, the terms and conditions upon which such Securities will be so repayable and the price or prices in the currency or currency unit in which such Securities will be repayable;

(16) the index, if any, used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series;

(17) if the Securities of that series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to the Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) the denominations in which any Registered Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities of that series shall be issuable, if other than the denomination of $5,000;

(20) if a Person other than Montreal Trust Company is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

(21) if the principal of (and premium, if any) and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with the provisions of, Section 3.12, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;

(22) the designation of the original Currency Determination Agent, if other than Canadian Imperial Bank of Commerce;

(23) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series may be determined, at the election of the Company or a Holder thereof, with reference to an index based on a currency or currency unit other than that in which such Securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

(24) the date as of which any Bearer Securities of that series and any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(25) any provisions granting special rights to holders of Securities of that series or to the Company upon the occurrence of such events as may be specified;

(26) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.4;

(27) if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(28) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(29) the application, if any, of Sections 10.9 or 11.8 to the Securities of that series;

(30) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent; and

(31) any other terms of that series (which terms shall not be inconsistent with the requirements of the Trust Indenture Legislation or the provisions of this Indenture).

All Securities of any particular series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Board Resolution. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

SECTION 3.2 Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.1. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

SECTION 3.3 Execution, Authentication, Delivery and Dating.

The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board or its President or one of its Vice Presidents. The Securities shall be so executed under the corporate seal of the Company reproduced thereon and attested to by its Secretary or any one of its Assistant or Deputy Secretaries. The signature of any of these officers oh the Securities or coupons may be manual or facsimile.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that, unless otherwise specified with respect to any series of Securities as contemplated by Section 3.1, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate substantially in the form set forth in Exhibit B-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.4, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such permanent global Bearer Security. Except as permitted by Section 3.6, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured other than matured coupons in default have been detached and cancelled.

If all the Securities of any series are not to be issued at one time and if the Board Resolution establishing such series shall so permit, the Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) that the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(2) that the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 1.2 and 2.1 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.1.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or in the name of such Trustee pursuant to Section 6.13, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series, together with all unmatured and matured coupons in default, if any, at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.3. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the “Common Depository”), for the benefit of Euroclear and CEDEL S.A., for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depository to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depository, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 3.1); and provided, further, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.3.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 3.1), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or CEDEL S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.1, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL S.A. on such Interest Payment Date upon delivery by Euroclear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 3.1), for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL S.A., as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 3.1). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding paragraph of this Section and of the third paragraph of Section 3.3 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee no later than one month prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 10.3.

Any definitive Bearer Security authenticated and delivered by the Trustee in exchange for a portion of a temporary global Security shall not bear a coupon for any interest which shall theretofore have been duly paid by the Trustee to Euroclear or CEDEL S.A. or by the Company to the Trustee in accordance with the provisions of this Section 3.4.

SECTION 3.5 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities, which the Holder making the exchange is entitled to receive. Except as otherwise specified pursuant to Section 3.1, Registered Securities may not be exchanged for Bearer Securities.

Notwithstanding any other provision of this Section or Section 3.4, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

If (but only if) expressly permitted in or pursuant to the applicable Board Resolution, delivered as contemplated by Section 3.1, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.1, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.1 and provided, however, that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depository or Depository specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.1, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such portion of such permanent global Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable when due in accordance with the provisions of this Indenture.

If at any time the Depository for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depository for the Securities of such series or if at any time the Depository for the Securities for such series shall not longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to the Securities for such series. If a successor Depository for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company’s election pursuant to Section 3.1 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Company may at any time and in its sole discretion determine, that the Registered Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and, the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 11.7 or 13.5 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.3 or 12.3 and ending at the close of business on the relevant Redemption Date, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided, however, that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the unpaid portion of any Security being repaid in part.

SECTION 3.6 Mutilated, Destroyed, Lost and Stolen Securities and Coupons.

If (i) any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, or in exchange for the Security to which a mutilated, destroyed, lost or stolen coupon appertains (with all appurtenant coupons not mutilated, destroyed, lost or stolen) a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen, coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.7 Payment of Interest; Interest Rights Preserved.

Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest, if any, payable at maturity will be payable to the Person to whom principal shall be payable.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company (i) in the case of Registered Securities, by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located inside the United States or Canada, or (ii) in the case of Bearer Securities except as otherwise provided in Section 10.2, upon presentation and surrender of the appropriate coupon appertaining thereto at an office or agency of the Company in a Place of Payment located outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise provided or contemplated by Section 3.1, every permanent global Bearer Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and CEDEL S.A. with respect to that portion of such permanent global Bearer Security held for its account by the Common Depository. Each of Euroclear and CEDEL S.A. will in such circumstances credit the interest, if any, received by it in respect of such permanent global Bearer Security to the accounts of the beneficial owners thereof.

Any interest on any Registered Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and, if applicable, interest on such defaulted interest (to the extent lawful) (herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper published in the English language customarily on each Business Day and of general circulation in New York City, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on Registered Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.8 Optional Reset of Interest Date and Extension of Stated Maturity.

The provisions of this Section 3.8 may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1).

(a) The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which notice shall specify the information to be included in the Reset Notice (as defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders except that the period for delivery or notification to the Company shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

(b) The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the

Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Company shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 3.9 Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such global Security or impair, as between such Depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such global Security.

SECTION 3.10 Cancellation.

All Securities and coupons surrendered for payment, redemption, repayment at option of the Holder, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, in the case of Registered Securities and matured coupons, shall be promptly cancelled by it. All Bearer Securities and unmatured coupons so delivered to the Trustee shall be cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal shall be delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

SECTION 3.11 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any particular series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

For the purposes of disclosure under the Interest Act (Canada) (but for no other purpose), without assuming the principle of the deemed reinvestment of interest, the yearly rate of interest (the “Nominal Yearly Rate”) to which any rate of interest (the “Applicable Rate”) calculated on any basis other than a full year is equivalent, is the rate determined in accordance with the following formula:

A = B	X	C
360

where:

A	means the Nominal Yearly Rate (expressed as a decimal fraction) to be determined for the purposes of disclosure under the Interest Act (Canada);

B	means the Applicable Rate, and shall, for the Securities of any series and for any period, be equal to that rate (expressed as a decimal fraction) obtained by dividing the amount of interest payable on Securities of such series for such period by the principal amount of Securities of such series Outstanding for such period, and multiplying the quotient obtained by a fraction the numerator of which is 360 and the denominator of which is the actual number of days elapsed in such period; and

C	means the actual number of days in the year commencing on the first day of the period in respect of which the Applicable Rate applies.

SECTION 3.12 Currency and Manner of Payments in Respect of Securities.

(a) Unless otherwise specified with respect to any Securities pursuant to Section 3.1, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security of such series will be made in the currency or currency unit in which such Registered Security or Bearer Security, as the case may be, is payable. This Section 3.12 may be modified or superseded with respect to any Securities pursuant to Section 3.1.

(b) It may be provided pursuant to Section 3.1 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Registered Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee a written election with signature guaranteed and in form and substance satisfactory to the Trustee established pursuant to Section 3.1, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or notice of redemption has been given by the Company pursuant to Article XI or with respect to which the Company has deposited funds pursuant to Article IV). In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in the currency or currency unit indicated pursuant to paragraph (a) above unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect at the time funds are deposited with respect to the Securities of such series as described in Section 4.1(a)(2), will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 3.1 for the Securities of such series. Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in Section 3.12(a). In no case may a Holder of Securities of any series elect to receive payments in any currency or currency unit as described in this Section 3.12(b) following a deposit of funds with respect to the Securities of such series as described in Section 4.1(a)(2). The Trustee shall notify the Currency Determination Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c) If the election referred to in Section 3.12(b) has been provided for pursuant to Section 3.1, then not later than the fourth Business Day after the Record Date for each payment date for Registered Securities of any series, the Currency Determination Agent will deliver to the Company a written notice specifying, in the currency or currency unit in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be made on such payment date, specifying the amounts in such currency or currency unit so payable in respect of the Registered Securities of such series as to which the Holders thereof shall have elected to be paid in a currency or currency unit other than that in which such series is denominated as provided in Section 3.12(b). If the election referred to in Section 3.12(b) has been provided for pursuant to Section 3.1 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Company will deliver to the Trustee an Exchange Rate Officers’ Certificate in respect of the Dollar, Foreign Currency, ECU or currency unit payments to be made on such payment date. The Dollar, Foreign Currency, ECU or currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in Section 3.12(b) shall, unless otherwise provided pursuant to Section 3.1, be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date.

(d) If a Conversion Event occurs with respect to a Foreign Currency, the ECU or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to Section 3.12(b), then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency, the ECU or such other currency unit occurring after the last date on which such Foreign Currency, the ECU or such other currency unit was available (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the currency unit, in each case as determined by the Currency Determination Agent in the manner provided in Sections 3.12(f) or 3.12(g).

(e) If the Holder of a Registered Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in Section 3.12(b), and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in Section 3.12(d).

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent and subject to the provisions of Section 3.12(h) shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h) For purposes of this Section 3.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the ECU.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the

Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar Equivalent at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean any date for any series of Registered Securities as specified pursuant to Section 3.1(21) by which the written election referred to in Section 3.12(b) may be made, such date to be not later than the Record Date for the earliest payment for which such election may be effective.

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of such Securities denominated or payable in the relevant currency or currency units. The Currency Determination Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

In the event of a Conversion Event with respect to a Foreign Currency, the Company, after learning thereof, will immediately give written notice thereof to the Trustee and Currency Determination Agent (and the Trustee will promptly thereafter give notice in the manner provided in Section 1.6 to the Holders) specifying the Conversion Date. In the event of a Conversion Event with respect to the ECU or any other currency unit in which Registered

Securities are denominated or payable, the Company, after learning thereof, will immediately give written notice thereof to the Trustee and Currency Determination Agent (and the Trustee will promptly thereafter give notice in the manner provided in Section 1.6 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give written notice to the Trustee and Currency Determination Agent.

The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 3.13 Appointment and Resignation of Successor Currency Determination Agent.

(a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Company will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.1 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3.12.

(b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee accepting such appointment executed by the successor Currency Determination Agent.

(c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Securities of any Series.

(a) The Company shall be deemed (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 10.9) to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

(1) either

(A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.5, (ii) any Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender is not required as provided in Section 11.6, (iv) coupons appertaining to Securities subject to repayment and maturing after the relevant Repayment Date, whose surrender is not required as provided in Section 13.4 and (v) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series (and, in the case of (i) or (ii) below, any coupons appertaining thereto) not theretofore so delivered to the Trustee for cancellation:

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (B) (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency or currency unit in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) The Company has paid or caused to be paid all other sums payable with respect to the Securities of such series and any related coupons; and

(3) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series and any related coupons have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.13 and, if money shall have been deposited with the Trustee pursuant to Section 4.1 (a)(1)(B), the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.9 shall survive.

SECTION 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

SECTION 5.1 Events of Default.

“Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Security of that series and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment when and as due by the terms of the Securities of that series and by Article XII; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture in respect of the Securities of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of any series affected thereby a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable bankruptcy law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, indebtedness for borrowed money of the Company or any Subsidiary of the Company having an aggregate principal amount outstanding in excess of the greater of $100,000,000 and 5% of the Consolidated Net Tangible Assets of the Company as at the end of the then last completed financial quarter of the Company; or

(8) any encumbrancer taking possession of substantially all of the property of the Company; or

(9) any other Event of Default provided with respect to Securities of that series.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any particular series of Securities occurs and is continuing, then and in every such case either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series), of all the Securities of such series and all interest thereon to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with any accrued interest and all other amounts owing thereunder and hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d), and 3.12(e)),

(A) all overdue interest, if any, on all Outstanding Securities of that series and any related coupons,

(B) all unpaid principal of (and premium, if any) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration, and interest thereon from the date such principal became due, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity),

(C) to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity), and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of (or premium, if any, on) Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 5.1(7) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest upon any Security of any series and any related coupons when such interest becomes due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (or lesser amount in the case of Original Issue Discount Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i) to file and prove a claim for the whole amount of principal (or lesser amount in the case of Original Issue Discount Securities) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and any related coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7) and of the Holders of the Securities of such series and any related coupons allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 5.5 Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities or coupons of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7, be for the ratable benefit of the Holders of the Securities and coupons of such series in respect of which such judgment has been recovered.

SECTION 5.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article with respect to the Securities or coupons of such series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due to the Trustee under Section 6.7;

Second: To the payment of the amounts then due and unpaid upon the Securities and coupons of such series for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 5.7 Limitation on Suits.

No Holder of any Security of any particular series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such default and the continuance thereof;

(2) the Holders of at least 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

SECTION 5.8 Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment, as provided herein (including, if applicable, Article XIV) and in such Security of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Security or coupon on their respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities or coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of that series or exercising any trust or power conferred on the Trustee with respect to such Securities, provided, however, that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability or be unjustly prejudicial to the Holders of Outstanding Securities of such series; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13 Waiver of Past Defaults.

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series; or

(2) a default with respect to a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or the payment of any coupon on or after the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

SECTION 5.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16 Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or coupon. Any amount due from the Company under this Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company’s obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE VI

THE TRUSTEE

SECTION 6.1 Certain Duties and Responsibilities.

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b) The Trustee in exercising its powers and discharging its duties prescribed or conferred by this Indenture, shall:

(1) act honestly and in good faith with a view to the best interests of the Holders of Securities issued hereunder; and

(2) exercise the care, diligence and skill of a reasonably prudent trustee.

(c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Sections 6.1(a), 6.1(b) and 6.1(c);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of that series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2 Notice of Defaults.

Within 30 days after the occurrence of any default hereunder with respect to Securities , of any particular series, the Trustee shall give to Holders of Securities of that series, in the manner set forth in Section 1.6, notice of such default if known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee reasonably determines that the withholding of such notice is in the best interests of the Holders of Securities of that series and related coupons and so informs the Company, in the manner set forth in Section 1.5; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities of that series no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

SECTION 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other trustees appointed hereunder.

SECTION 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein (except the description of the Trustee) and in the Securities (except the Trustee’s certificates of authentication thereof), and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or coupons. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5 May Hold Securities.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Section 6.8, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except as provided in Section 1.15 and except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.7 Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall mutually agree upon (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee and its agents, including any Authenticating Agent, for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

SECTION 6.8 Disqualification; Conflicting Interests.

The Trustee represents to the Company that at the time of execution and delivery hereof no material conflict of interest exists between the Trustee’s role as a fiduciary hereunder and the Trustee’s role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

If, notwithstanding the foregoing, the Trustee has a material conflict of interest, the validity and enforceability of this Indenture, of the security interest (if any) constituted by or under this Indenture and of the Securities of any series issued hereunder shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

If the Trustee contravenes this Section 6.8, the Company or the Holders of at least 25% in aggregate principal amount of the Securities of any series affected thereby may apply to a court of competent jurisdiction for an order that the Trustee be replaced, and such court may make an order on such terms as it thinks fit.

SECTION 6.9 Corporate Trustee Required; Different Trustees for Different Series; Eligibility.

For any series of Securities, there shall at all times be a Trustee hereunder which shall be a corporation incorporated under the laws of Canada or a Province thereof, authorized under such laws to carry on the business of a trust company and, if more than one Person is appointed a Trustee hereunder for any series of Securities, such second Trustee may be (i) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise trust powers and subject to supervision or examination by United States federal or State authority, or (ii) a corporation or other Person organized and doing business under the laws of any other government which is permitted to act as Trustee pursuant to any rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by an authority of such government or a political subdivision thereof substantially equivalent to the supervision or examination applicable to an institution described in clause (i) above, in each case under clauses (i) and (ii) having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee. A different Trustee may be appointed by the Company for any series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than Montreal Trust Company, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

SECTION 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of any series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Securities of any or all series, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition a court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board

Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 6.11, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

SECTION 6.11 Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it , may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee, or any successor to such corporate trust business of the Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

SECTION 6.13 Authenticating Agents.

From time to time the Trustee may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of any series, with power to act in the name of the Trustee and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 3.4, 3.5, 3.6 and 11.7 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture and for purposes of the Canada Business Corporations Act, the authentication and delivery of such Securities of such series by an Authentication Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall at all times be either (i) a corporation organized and doing business under the laws of the United States or of any State thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by United States or State authority, or (ii) a corporation or other Person organized and doing business under the laws of Canada or any Province thereof, or England, or Luxembourg, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by governmental authority of its jurisdiction of incorporation and organization. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 1.5. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1.6. Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to any corporation which has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities or such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Montreal Trust Company, as Trustee

By
As Authenticating Agent”

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1 Trustee to Furnish Names and Addresses of Holders.

A Holder may, upon payment to the Trustee of a reasonable fee, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every Holder of Registered Securities, (ii) the aggregate principal amount of Registered Securities owned by each such Holder, and (iii) the aggregate principal amount of the Securities then outstanding, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Securities, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Company. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

SECTION 7.2 Communications to Holders.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Legislation.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Legislation.

SECTION 7.3 Reports by Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the, Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide the Trustee

(A) within 140 days after the end of each fiscal year, annual reports an Form 20-F or 40-F as applicable (or any successor form), containing the information required to be contained therein (or required in such successor form); and

(B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form),

containing the information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on The Toronto Stock Exchange and the Montreal Exchange, whether or not the Company has any of its securities so listed.

Each of such reports will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles, provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings; and

(4) transmit to all Holders within 15 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Sections 7.3(1) and 7.3(2) as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other corporation, or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1) the corporation formed by or continuing from such consolidation or amalgamation or into which the Company is merged or with which it enters into such arrangement or the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or Canada or any province or territory thereof, and (ii) (unless such assumption shall occur by operation of law) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to each the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Sections 5.16 or 10.9) on, and any sinking fund payment in respect of, all the Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately before and after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing; and

(3) the Company or such Person has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, arrangement, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall apply to a consolidation, amalgamation, merger or arrangement only if the Company is not the surviving corporation.

SECTION 8.2 Successor Corporation Substituted.

Upon any consolidation or amalgamation of the Company with or merger or arrangement of the Company into another corporation or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or with which it enters into such arrangement or to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any related coupons.

SECTION 8.3 Securities to Be Secured in Certain Events.

If, upon any consolidation or amalgamation of the Company with or merger or arrangement of the Company into any other corporation, or upon any conveyance, lease or transfer of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 8.1, any properties or assets of the Company or any Subsidiary of the Company owned immediately prior thereto, would thereupon become subject to any Lien, then, unless such Lien could be created pursuant to Section 10.6 without equally and ratably securing the Securities with (or prior to) the indebtedness which upon such consolidation, amalgamation, merger, arrangement, conveyance, lease or transfer is to become secured by such Lien, the Company, simultaneously with or prior to such consolidation, amalgamation, merger, arrangement, conveyance, lease or transfer, will cause such Securities to be so secured; provided, however, that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would, at the time of making such effective provision, be due and payable pursuant to Section 5.2 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Securities and any related coupons (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); or

(4) to add to or to change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated

Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to secure the Securities pursuant to the requirements of Section 8.3 or 10.6 or otherwise; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Montreal Trust Company as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(10) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or

(11) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.1, 14.2 and 14.3; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

(12) to add to or change or eliminate any provisions of this Indenture as shall be necessary to comply with Trust Indenture Legislation; or

(13) to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to surrender any right or power herein conferred upon the Company or to make any other provisions with respect to matters or questions arising under this Indenture, provided, however, that such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect.

SECTION 9.2 Supplemental Indentures With Consent of Holders.

The Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of any series of Securities and any related coupons under this Indenture, but only with the consent of the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series:

(1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security of such series, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.9 (except as contemplated by Section 8.1(1) and permitted by Section 9.1(1)) or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or the amount thereof provable in bankruptcy pursuant to Section 5.4, or change the Place of Payment, or the currency or currency unit in which any Security of such series or the interest or premium thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 3.1 herein; or

(2) reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture which affect such series or of certain defaults applicable to such series hereunder and their consequences) provided for in this Indenture or reduce the requirements of Section 15.4 for quorum or voting with respect to Securities of such series; or

(3) modify any of the provisions of this Section or Section 5.13 or 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security of such series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security of such series or coupon with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.8, or the deletion of this proviso, in accordance with the requirements of Sections 6.9, 6.11(b), 9.1(8) and 9.1(9).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.1(8) or 9.1(9)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

SECTION 9.5 Conformity With Trust Indenture Legislation.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation as then in effect.

SECTION 9.6 Reference in Securities to Supplemental Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any related coupons so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series and any related coupons.

SECTION 9.7 Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.1, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE X

COVENANTS

SECTION 10.1 Payment of Principal (and Premium, if any) and Interest, if any.

The Company covenants and agrees, for the benefit of the Holders of each particular series of Securities and related coupons, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) the principal of (and premium, if any) and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.1 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest instalments as are evidenced thereby as they severally mature.

SECTION 10.2 Maintenance of Office or Agency.

If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (i) an office or agency in a Place of Payment for that series in New York City where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange for Registered Securities, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (ii) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (iii) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

No payment of principal (and premium, if any) or interest, if any, on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on any Bearer Security denominated and payable in Dollars will be made at the office of the Company’s Paying Agent in the United States, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee so affected of any such designation or rescission and of any change in the location of any such office or agency.

If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.

SECTION 10.3 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any particular series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any particular series of Securities and any related coupons, it will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any particular series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of (or premium, if any) and interest, if any, on Securities of that series; and

(3) at any time during the continuation of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 1.6, or may, in its discretion, in the name and at the expense of the Company, cause to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in Montreal, Quebec and in New York City, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

SECTION 10.4 Statements as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that, to the best of his or her knowledge, the Company is (or is not) in compliance with all conditions and covenants under this Indenture, and if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfilment of any such condition or covenant, specifying each such default and the nature thereof.

For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 10.5 Corporate Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and to preserve and keep in good condition of repair and in working order its properties and assets; provided, however, that the Company shall not be required to preserve any right or franchise or to preserve and keep in good condition of repair and in working order any property or asset if, in the judgment of the Company, the preservation and keeping thereof is no longer desirable in the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.6 Limitation on Liens.

So long as any Securities are Outstanding, the Company will not, and will not permit any Subsidiary of the Company to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon (or any liability of the Company or such Subsidiary under any guarantee or endorsement or other instrument under which the Company or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Indenture so that Securities are secured equally and ratably with or prior to such other indebtedness or liability, except that the Company and its Subsidiaries may incur a Lien to secure indebtedness for borrowed money or enter into a Sale and Leaseback Transaction without securing the Securities if, after giving effect thereto, the sum of (i) the principal amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date hereof and otherwise prohibited by this Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into after the date hereof and otherwise prohibited by this Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

SECTION 10.7 Limitation on Sale and Leaseback Transactions.

So long as any Securities are outstanding, the Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the Section 10.6 above without securing the Securities or (ii) the Company or such Subsidiary shall apply, within 360 days of the effective date of any such arrangement, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transactions to the prepayment or retirement of indebtedness which matures more than 12 months after the date of the creation of the indebtedness. Notwithstanding the foregoing, in no event shall the Company be required to prepay or retire Securities of a series, in the aggregate with respect to any and all such transactions, on or prior to the fifth anniversary of the issue date of the series of Securities, an amount which exceeds the difference between (i) 25% of the original aggregate principal amount of the series of Securities; and (ii) any and all earlier mandatory payments made by the Company on account of the principal amount of the series of Securities. If the aggregate net proceeds that the Company would be otherwise required to prepay or retire on or prior to such fifth anniversary would exceed such difference (such excess being called the “Excess Proceeds”), then promptly after such fifth anniversary, the Company shall prepay or retire Securities of such series in an amount equal to the Excess Proceeds.

SECTION 10.8 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.3, 10.5, 10.6 and 10.7, and any other covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Securities of any series, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee with respect to any such covenant or condition shall remain in full force and effect.

SECTION 10.9 Payment of Additional Amounts.

If specified pursuant to Section 3.1, the provisions of this Section 10.9 shall be applicable to Securities of any series.

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of any Security or coupon who is a non-resident of Canada such additional amounts as may be necessary so that every net payment on such Security or coupon, after deduction or withholding by the Company or any of its Paying Agents for or on account of any present or future tax, assessment or other governmental charge imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) upon or as a result of such payment, will not be less than the amount provided in such Security or in such coupon to be then due and payable (and the Company will remit the full amount withheld to the relevant authority in accordance with applicable laws). However, the Company will not be required to make any payment of additional amounts:

(1) to any Person in respect of whom such taxes are required to be withheld or deducted as a result of such Person not dealing at arm’s length with the Company (within the meaning of the Income Tax Act of Canada);

(2) to any Person by reason of such Person being connected with Canada (otherwise than merely by holding or ownership of any series of Securities or receiving any payments or exercising any rights thereunder) including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(3) for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(4) for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(5) for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a Person in respect of any Security or coupon, if such payment can be made to such Person without such withholding by at least one other Paying Agent, the identity of which is provided to such Person;

(6) for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of such Security or coupon; or

(7) for any combination of items (1), (2), (3), (4), (5) and (6);

nor will additional amounts be paid with respect to any payment on any such Security or coupon to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security or coupon.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) and interest, if any, on any Security or payment with respect to any coupon of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts as contemplated by Section 3.1(29), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior, to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) and interest, if any, on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are non-residents of Canada without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent such additional amounts as may be required pursuant to the terms applicable to such series. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.9.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 11.1 Applicability of This Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

SECTION 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.3. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.3 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.1.

The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.4 Notice of Redemption.

Except as otherwise specified as contemplated in Section 3.1, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,

(5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case,

(7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 3.5 or otherwise, the last date, as determined by the Company, on which such exchanges may be made; and

(9) in the case of any Security to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security, or Securities of authorized denominations for the principal amount thereof remaining unredeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 11.5 Deposit of Redemption Price.

Prior to the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.3) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer

Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Security for redemption in accordance with said notice together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, that instalments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest, and provided, further, that unless otherwise specified as contemplated by Section 3.1, instalments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for redemption shall not be accompanied by all coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company, the Trustee and any Paying Agent such security or indemnity as they may require to save the Company, the Trustee and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Original Issue Discount Securities, the Security’s Yield to Maturity).

SECTION 11.7 Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered.

SECTION 11.8 Tax Redemption; Special Tax Redemption.

If specified pursuant to Section 3.1, Securities of any series may be redeemed at the option of the Company in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, on any Redemption Date at the Redemption Price specified pursuant to Section 3.1, if the Company determines that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in Section 3.1 with respect to any Security of such series, the Company has or will become obligated to pay on the next succeeding Interest Payment Date, additional amounts pursuant to Section 10.9 with respect to any Security of such series or (ii) on or after a date specified in Section 3.1 with respect to any Security of such series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Company will result in a material probability that the Company will become obligated to pay, on the next succeeding Interest Payment Date, additional amounts with respect to any Security of such series, and (ii) in any such case specified in (i) or (ii) above the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (x) no such notice of redemption may be given earlier than 90 or later than 30 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities then due and (y) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

ARTICLE XII

SINKING FUNDS

SECTION 12.1 Applicability of This Article.

Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

SECTION 12.2 Satisfaction of Sinking Fund Payments With Securities.

The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of that series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE XIII

REPAYMENT AT OPTION OF HOLDERS

SECTION 13.1 Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof, as permitted by any form of Security issued pursuant to this Indenture, shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

SECTION 13.2 Election to Repay; Notice to Company.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security not repaid, must be specified; provided, however, that no such partial repayment shall reduce the portion of the principal amount of a Security not repaid to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.1. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security, repaid or to be repaid only in part, to the portion of the principal amount of such Securities which has been or is to be repaid.

SECTION 13.3 Deposit of Repayment Price.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the Repayment Price. Prior to the opening of business on any Repayment Date, the Company shall deposit with the Trustee for the Securities to be repaid or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.3) an amount of money in the currency or currency unit in which the Securities of such series are payable (unless otherwise specified as contemplated by Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (and premium, if any), and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be repaid on that date.

SECTION 13.4 Securities Payable on Repayment Date.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, the Securities so to be repaid shall, on the Repayment Date, become due and payable at the Repayment Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and from and after such date (unless the Company shall default in the payment of the Repayment Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of such Security for repayment in accordance with said provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, such Security or specified portions thereof shall be paid by the Company at the Repayment Price; provided, however, that instalments of interest on Bearer Securities whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest, and provided, further, that unless otherwise specified as contemplated by Section 3.1, instalments of interest on Registered Securities whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for repayment shall not be accompanied by all coupons appertaining thereto maturing after the Repayment Date, such Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company, the Trustee and any Paying Agent such security or indemnity as they may require to save the Company, the Trustee and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

If any Security surrendered for repayment shall not be so repaid upon surrender thereof, the principal thereof (or premium, if any) shall, until paid, bear interest from the Repayment Date at a rate per annum equal to the rate borne by the Security (or, in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity).

SECTION 13.5 Securities Repaid in Part.

Any Registered Security which is to be repaid only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unpaid portion of the principal of the Registered Security so surrendered.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.1 Company’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, the provisions of this Article XIV shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 14.2, or covenant defeasance of or within a series under Section 14.3 in accordance with the terms of such Securities and in accordance with this Article.

SECTION 14.2 Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related coupons on the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related coupons, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in clauses (1), (2) and (3) below, and to have satisfied all its other obligations under such Securities and any related coupons and this Indenture insofar as such Securities and any related coupons are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such Outstanding Securities and any related coupons to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due,

(2) the Company’s obligations with respect to such Securities under Sections 3.3, 3.5, 3.6, 10.2 and 10.3, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.9,

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(4) this Article XIV.

Subject to compliance with this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 with respect to such Securities and any related coupons.

SECTION 14.3 Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Section 8.3 and Sections 10.5 through 10.9 and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Outstanding Securities and any related coupons on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related coupons shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, direction, notice, consent, waiver or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related coupons, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant, to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(4) or Section 5.1(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any related coupons shall be unaffected thereby.

SECTION 14.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 14.2 or Section 14.3 to any Outstanding Securities of or within a series and any related coupons:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Article XIV applicable to it, collectively for purposes of this Article XIV, the “Trustee”) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related coupons, (A) an amount (in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e))), or (B) Government Obligations applicable to the Securities of such series (determined on the basis of the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e)))

which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (and premium, if any) and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or instalment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.2 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) No Default or Event of Default with respect to such Securities or any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(5) and 5.1(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) The Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(e) In the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related coupons will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f) In the case of an election under Section 14.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities and any related coupons will not recognize gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g) The Company has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Revenue Canada, Customs, Excise and Taxation to the effect that the Holders of the Outstanding Securities and any related coupons will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as the case may be, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada).

(h) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 14.2 or 14.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(i) The Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee to be subject to the Investment Company Act of 1940, as amended.

(j) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.1.

(k) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with.

SECTION 14.5 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.4 in respect of such Outstanding Securities and any related coupons shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 3.1, if, after a deposit referred to in Section 14.4(a) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.4(a) has been made in respect of such Security, or (ii) a Conversion Event occurs as contemplated in Section 3.12(d) or 3.12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14.4(a) has been made, the indebtedness represented by such Security and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such currency or currency unit in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related coupons.

Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 14.6 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 14.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.4, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.5; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XV

MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.1 Purposes for Which Meetings May Be Called.

If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 15.2 Call, Notice and Place of Meetings.

(a) The Trustee for any series of Securities that include Bearer Securities, may at any time call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.1, to be held at such time and at such place in Montreal, in New York City or in London, as the Trustee shall determine. Notice of every meeting of Holders of Securities of such series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any such series, shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in Montreal, in New York City or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 15.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (i) a Holder of one or more Outstanding Securities of such series, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 15.5(d), notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Except as limited by the proviso to Section 9.2, any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or nor present or represented at the meeting.

SECTION 15.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provision of this Indenture, the Trustee for any series of Securities that includes Bearer Securities may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b) The Trustee for any series of Securities that includes Bearer Securities shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.2(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him as determined in accordance with Section 1.15; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 15.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

*    *    *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ABITIBI-CONSOLIDATED INC.

By:
Patrick G. Crowley
Executive Vice President and Chief Financial Officer

By:
Daniel R. Perkins
Vice President and Treasurer

Attest:
Jacques P. Vachon
Senior Vice President, Corporate Secretary and Legal Affairs

MONTREAL TRUST COMPANY Trustee

By:
Guy L´Espérance
Manager, Client Servicing

By:
Antonietta De Luca
Senior Trust Officer

Attest:
Pierre Philippon
Assistant Secretary

EXHIBIT A

FORM OF SECURITY

(3)[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository.]

ABITIBI-CONSOLIDATED INC.

    % [Debenture] [Note] [due] [Due]

No.		$

CUSIP:

Abitibi-Consolidated Inc., a corporation duly organized and existing under the laws of Canada (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum of *$             (                                         DOLLARS) on [date and year], at the office or agency of the Company referred to below, and to pay interest thereon on [date and year] and semi-annually thereafter, on [date] and [date] in each year, commencing [date and year],4 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of     % per annum, until the principal

[3]	Include if Securities are to be issued in global form. At the time of this writing, DTC will not accept global securities with an aggregate principal amount in excess of $200,000,000. If the aggregate principal amount of the offering exceeds this amount, use more than one global security.
[4]	Insert date from which interest is to accrue or, if the Securities are to be sold “flat”, the closing date of the offering.

hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	ABITIBI-CONSOLIDATED INC.

By

Attest:

Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

MONTREAL TRUST COMPANY, as Trustee

By
Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Company designated as its     % [DEBENTURES] [NOTES] [DUE] [DUE]                      (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[        ,000,000], which may be issued under an indenture (herein called the “Indenture”) dated as of April 6, 1998 between the Company and Montreal Trust Company, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. [THIS SECURITY IS A GLOBAL SECURITY REPRESENTING $[        ,        ,000] AGGREGATE PRINCIPAL AMOUNT [AT MATURITY](5) OF THE SECURITIES.](6)

Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in [NEW YORK CITY, NEW YORK] or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States or Canada.

[THE SECURITIES ARE SUBJECT TO REDEMPTION UPON NOT LESS THAN 30 NOR MORE THAN 60 DAYS’ NOTICE, AT ANY TIME AFTER [DATE AND YEAR]], as a whole or in part, at the election of the Company[, AT A REDEMPTION PRICE EQUAL TO THE PERCENTAGE OF THE PRINCIPAL AMOUNT SET FORTH BELOW IF REDEEMED DURING THE 12-MONTH PERIOD BEGINNING [DATE], OF THE YEARS INDICATED:

Year	Redemption Price	Year	Redemption Price
	%		%
	%		%
	%		%

AND THEREAFTER] at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.]

[5]	Include if a discount security.
[6]	Include in a global security.

[THE SECURITIES ARE ALSO SUBJECT TO REDEMPTION ON [DATE] IN EACH YEAR COMMENCING IN [YEAR] THROUGH THE OPERATION OF A SINKING FUND, AT A REDEMPTION PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT, TOGETHER WITH ACCRUED INTEREST TO THE REDEMPTION DATE, ALL AS PROVIDED IN THE INDENTURE. THE SINKING FUND PROVIDES FOR THE [MANDATORY] REDEMPTION ON [DATE] IN EACH YEAR BEGINNING WITH THE YEAR [YEAR] OF $             AGGREGATE PRINCIPAL AMOUNT OF SECURITIES. [IN ADDITION, THE COMPANY MAY, AT ITS OPTION, ELECT TO REDEEM UP TO AN ADDITIONAL $             AGGREGATE PRINCIPAL AMOUNT OF SECURITIES ON ANY SUCH DATE.] SECURITIES ACQUIRED OR REDEEMED BY THE COMPANY (OTHER THAN THROUGH OPERATION OF THE SINKING FUND) MAY BE CREDITED AGAINST SUBSEQUENT [MANDATORY] SINKING FUND PAYMENTS.](7)

[THE SECURITIES ARE SUBJECT TO REPAYMENT AT THE OPTION OF THE HOLDERS THEREOF ON [REPAYMENT DATE(S)] AT A REPAYMENT PRICE EQUAL TO     % OF THE PRINCIPAL AMOUNT, TOGETHER WITH ACCRUED INTEREST TO THE REPAYMENT DATE, ALL AS PROVIDED IN THE INDENTURE. TO BE REPAID AT THE OPTION OF THE HOLDER, THIS SECURITY, WITH THE “OPTION TO ELECT REPAYMENT” FORM DULY COMPLETED BY THE HOLDER HEREOF (OR THE HOLDER’S ATTORNEY DULY AUTHORIZED IN WRITING), MUST BE RECEIVED BY THE COMPANY AT ITS OFFICE OR AGENCY MAINTAINED FOR THAT PURPOSE IN NEW YORK CITY, NEW YORK NOT EARLIER THAN 45 DAYS NOR LATER THAN 30 DAYS PRIOR TO THE REPAYMENT DATE. EXERCISE OF SUCH OPTION BY THE HOLDER OF THIS SECURITY SHALL BE IRREVOCABLE UNLESS WAIVED BY THE COMPANY.](8)

In the case of any redemption [REPAYMENT] of Securities, interest instalments whose Stated Maturity is on or prior to the Redemption Date [REPAYMENT DATE] will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption [REPAYMENT] provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date [REPAYMENT DATE].

In the event of redemption [REPAYMENT] of this Security in part only, a new Security or Securities for the unredeemed [UNPAID] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company, with certain conditions set forth therein, which provisions apply to this Security.

[7]	Include if the Securities are subject to a sinking fund.
[8]	Include if the Securities are subject to repayment at the option of the Holders.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in [NEW YORK CITY, NEW YORK] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

(9)[IF AT ANY TIME, (I) THE DEPOSITORY NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY OR IF AT ANY TIME THE DEPOSITORY SHALL NO LONGER BE REGISTERED OR IN GOOD STANDING UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR OTHER APPLICABLE STATUTE OR REGULATION AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS AFTER THE COMPANY RECEIVED SUCH NOTICE OR BECOMES AWARE OF SUCH CONDITION, AS THE CASE MAY BE, OR (II) THE COMPANY DETERMINES THAT THE SECURITIES SHALL NO LONGER BE REPRESENTED BY A GLOBAL SECURITY OR SECURITIES, THEN IN SUCH EVENT THE COMPANY WILL EXECUTE AND THE TRUSTEE WILL AUTHENTICATE AND DELIVER SECURITIES IN DEFINITIVE REGISTERED FORM, IN AUTHORIZED DENOMINATIONS, AND IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF THIS SECURITY IN EXCHANGE FOR THIS SECURITY. SUCH SECURITIES IN DEFINITIVE REGISTERED FORM SHALL BE REGISTERED IN SUCH NAMES AND ISSUED IN SUCH AUTHORIZED DENOMINATIONS AS THE DEPOSITORY, PURSUANT TO INSTRUCTIONS FROM ITS DIRECT OR INDIRECT PARTICIPANTS OR OTHERWISE, SHALL INSTRUCT THE TRUSTEE. THE TRUSTEE SHALL DELIVER SUCH SECURITIES TO THE PERSONS IN WHOSE NAMES SUCH SECURITIES ARE SO REGISTERED.]

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[9]	Include for global security.

[OPTION TO ELECT REPAYMENT

THE UNDERSIGNED HEREBY IRREVOCABLY REQUESTS AND INSTRUCTS THE COMPANY TO REPAY THE WITHIN SECURITY [(OR THE PORTION THEREOF SPECIFIED BELOW)], PURSUANT TO ITS TERMS, ON THE “REPAYMENT DATE” FIRST OCCURRING AFTER THE DATE OF RECEIPT OF THE WITHIN SECURITY AS SPECIFIED BELOW, AT A REPAYMENT PRICE EQUAL TO     % OF THE PRINCIPAL AMOUNT THEREOF, TOGETHER WITH ACCRUED INTEREST TO THE REPAYMENT DATE, TO THE UNDERSIGNED AT:

(PLEASE PRINT OR TYPE NAME AND ADDRESS OF THE UNDERSIGNED.)

FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS SECURITY WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED NOT EARLIER THAN 45 DAYS PRIOR TO THE REPAYMENT DATE AND NOT LATER THAN 30 DAYS PRIOR TO THE REPAYMENT DATE BY THE COMPANY AT ITS OFFICE OR AGENCY IN [NEW YORK CITY, NEW YORK].

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $            .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $            .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

ASSIGNMENT FORM(10)

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(INSERT ASSIGNEE’S SOC. SEC., SOC. INS. OR TAX ID NO.)

(Print or type assignee’s name, address and zip or postal code)

and irrevocably appoint
agent

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934)

[10]	Omit if a global security.

EXHIBIT B

FORMS OF CERTIFICATE

EXHIBIT B-1

FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE BEARER SECURITY

OR TO OBTAIN INTEREST PAYABLE PRIOR

TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description

of Securities to be delivered]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Abitibi-Consolidated Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$]             of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[TO BE DATED NO EARLIER THAN THE 15TH DAY PRIOR TO (I) THE EXCHANGE DATE OR (II) THE RELEVANT INTEREST PAYMENT DATE OCCURRING PRIOR TO THE EXCHANGE DATE, AS APPLICABLE]

[NAME OF PERSON MAKING CERTIFICATION]

(Authorized Signatory)
Name:
Title:

EXHIBIT B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CEDEL S.A. IN

CONNECTION WITH THE EXCHANGE OF A PORTION OF A

TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description

of Securities to be delivered]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]             principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Abitibi-Consolidated Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[TO BE DATED NO EARLIER THAN THE EXCHANGE DATE OR THE RELEVANT INTEREST PAYMENT DATE OCCURRING PRIOR TO THE EXCHANGE DATE, AS APPLICABLE]

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, AS OPERATOR OF THE EUROCLEAR SYSTEM] [CEDEL S.A.]

By